EXHIBIT 5.1


                    [LETTERHEAD OF SKADDEN, ARPS, SLATE,
                            MEAGHER & FLOM LLP]



                                                      March 2, 2001

Alamosa Holdings, Inc.
5225 S. Loop 289
Lubbock, Texas  79424

                     Re: Registration Statement on Form S-8 of
                         Alamosa Holdings, Inc.

Ladies and Gentlemen:

         We have acted as special counsel for Alamosa Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 13,600,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Alamosa Holdings, Inc. Amended and Restated 1999 Long Term Incentive Plan (the "LTIP") and the Alamosa Holdings, Inc. Employee Stock Purchase Plan (the "ESPP" and, together with the LTIP, the "Plans").

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on March 2, 2001 (together with all exhibits thereto, the "Registration Statement"), (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the Amended and Restated By-Laws of the Company, as currently in effect, (iv) specimen certificates representing the Common Stock, (v) resolutions of the Board of Directors of the Company relating to the Plans and the filing of the Registration Statement; and (vi) the Plans. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plans are consistent with the Plans and have been duly authorized and validly executed and delivered by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when (i) the Shares have been issued, delivered and paid for pursuant to the terms of the Plans and (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.


                           Very truly yours,


                           /s/ Skadden, Arps, Slate, Meagher & Flom LLP